SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) June 30, 1997

                            CELLULARVISION USA, INC.
          ------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                      000-27582                13-3853788
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(State or other jurisdiction           (Commission             (IRS Employer
     of incorporation)                 File Number)          Identification No.)

505 Park Avenue, New York, NY                                          10022
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(Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code (212) 751-0900

Item 5. Other Events

Senior Philips Electronics Executive Appointed President, Chief Operating Officer and Director of CellularVision USA, Inc.

Patrick J. Greaney Tapped to Lead Period of Important Growth

CellularVision USA, Inc.(NASDAQ: CVUS) announced on June 30, 1997 that it has named Patrick J. Greaney, formerly senior vice president and member of the executive management committee with Philips Electronics North America Corporation, as president, chief operating officer and a director of the company. After 26 years at Philips, Greaney joins CVUS to lead it through an important time in its development. In his new role he will develop and oversee the company's strategy as it relates to the upcoming Federal Communications Commission (FCC) auctions of the 28 GHz spectrum, and will also be responsible for the company's operating subsidiaries, including CellularVision of New York
(CVNY).

At Philips, Greaney was responsible for the corporation's Business and Industrial Electronics activities in North America. He also was responsible for corporate technology and business development, as well as overseeing venture investments, including Philips' investment in CVUS. During his tenure, Philips in North America grew 14-fold, from revenues of $500 million in 1971 to revenues in excess of $7 billion in 1996.

Greaney is an electrical engineer with an undergraduate degree from Manhattan College and an MBA from Iona College. He lives in Wyckoff, New Jersey.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           CellularVision USA, Inc.


                                           By /s/ Charles N. Garber
                                              --------------------------------
                                              Charles N. Garber
                                              Chief Financial Officer

Dated: July 7, 1997


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